UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 25, 2018

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2018, Ameris Bancorp (the “Company”) entered into a Fourth Amendment to Loan Agreement (the “Fourth Amendment”) with NexBank SSB (the “Lender”) providing for the amendment of that certain Loan Agreement dated as of August 28, 2013 between the Company and the Lender, as amended by that certain First Amendment to Loan Agreement dated September 26, 2014, that certain Limited Waiver and Second Amendment to Loan Agreement dated December 28, 2016 and that certain Third Amendment to Loan Agreement dated October 20, 2017, to increase the maximum aggregate principal amount of revolving loans that may be outstanding thereunder at any one time to $100,000,000. In connection with entering into the Fourth Amendment, the Company issued to the Lender a Fourth Amended and Restated Revolving Promissory Note dated as of April 25, 2018 (the “Fourth A/R Note”).

The descriptions contained herein of the Fourth Amendment and the Fourth A/R Note do not purport to be complete and are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Loan Agreement dated April 25, 2018 by and between Ameris Bancorp and NexBank SSB.
10.2	Fourth Amended and Restated Revolving Promissory Note dated April 25, 2018 issued by Ameris Bancorp to NexBank SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: April 25, 2018